UNITED STATES
                            SECURITIES AND EXCHANGE COMMISSION
                                   Washington, DC 20549

                                         FORM 8-K

                                      CURENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported) September 1, 2000
                                                             -----------------

                                 MEDIQUIK SERVICES, INC.
                                 -----------------------
                  (Exact name of registrant as specified in its charter)

Delaware                            0-27123                 74-2876711
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(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)

4295 San Felipe, Suite 200, Houston, Texas                                77027
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(Address of principal executive offices)                              (Zip Code)

 Registrant's telephone number, including area code            (713) 888-1919
                                                             -------------------

                                      None
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          (Former name or former address, if changed since last report)

Item 1.  CHANGES IN CONTROL OF REGISTRANT

(a) On September 1, 2000, pursuant to the Stock Purchase Agreement dated June 30, 2000, by and between MediQuik Services, Inc. (the "Company"), a Delaware corporation, and MiraQuest Ventures, LLC ("MiraQuest"), an Idaho limited liability company (the "Stock Purchase Agreement"), MiraQuest acquired stock and a warrant from the Company and became the majority owner of the issued and outstanding shares of the Company. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2. Pursuant to the Stock Purchase Agreement, MiraQuest now owns 7,048,996 shares of the Company's Common stock and 513,266 shares of the Company's Series A Preferred stock. As part of the transaction, MiraQuest also received a warrant to purchase up to 650,000 shares of the Company's Common stock, exercisable for $0.60 per share for 10 years (the "Warrant"). The Warrant is attached hereto as Exhibit 4(i).

      As consideration for the Common stock, Series A Preferred stock, and Warrant, MiraQuest paid the Company $2,000,000, contributed 7,251,600 of its membership units to the Company, and agreed to provide sufficient capital to enable the Company to meet the minimum net assets requirement under NASD Rule 4310 for initial inclusion in the Nasdaq Small Cap Stock Market. MiraQuest is obligated to provide capital for this purpose through March 31, 2001. The source of the $2,000,000 is the cancellation of $1,300,000 in loans previously made by MiraQuest to the Company $700,000 cash which will come from MiraQuest's working capital by December 31, 2000. If the remaining $700,000 of the purchase price is not paid by December 31, 2000, then a certain number of the shares of Series A preferred stock and the membership units of MiraQuest exchanged in the transaction will be forfeited pursuant to Section 1.7 of the Stock Purchase Agreement. The 7,251,600 membership units of MiraQuest were issued to MediQuik as part of the transaction. MiraQuest will provide other capital and assets from its working capital as necessary to comply with the terms of the Stock Purchase Agreement.

      Prior to completion of the Stock Purchase Agreement, 6,310,632 shares of Common stock of the Company were issued and outstanding. An additional 82,001 shares of Common stock were granted, but unissued, for a total of 6,392,633 shares of issued and issuable Common stock. After completion of the stock purchase, MiraQuest owns 52.4% of the Company's issued and issuable Common stock and 100% of the Company's issued Series A Preferred stock. For voting purposes, holders of Series A preferred stock vote with the holders of the Common stock on an as-if converted basis. The Certificate of Designation of Preferences, Limitations, and Relative Rights of MediQuik Services, Inc. Series A Preferred Stock (the "Designation") was filed on August 31, 2000 with the Delaware Secretary of State and is attached as Exhibit 3(i)-b. MiraQuest's 513,266 shares of Series A Preferred Stock, treated on an as-if converted basis, represents 10,265,320 shares of Common Stock, which, when added to the 7,048,996 shares of Common Stock issued to MiraQuest, provides MiraQuest with the voting power of 17,314,316 shares of Common Stock of the Company, or approximately 73.0% of the aggregate issued and issuable Common stock and the issued Series A Preferred stock of the Company treated on an as-if converted basis.

      As a result of the transactions covered by the Stock Purchase Agreement, MediQuik is now a majority-owned subsidiary of MiraQuest. No one person or group of persons had control of a majority of MediQuik Common Stock for voting or dispositive purposes prior to the closing of the Stock Purchase Agreement and there were no voting agreements affecting stock of the Company prior to the execution of the Voting Agreement discussed below. The shareholders holding more than 5% of the issued and issuable Common Stock as of August 31, 2000 were:
Howard B. Butler, Jr.; Cede & Co.; The Fisher Group and the Fisher Management Group, Inc. (counted together); Grant M. Gables; and Jacody Financial, Inc.

      MiraQuest has entered into a Voting Agreement (the "Voting Agreement") with Howard B. Butler, Jr., Grant M. Gables, R. Craig Christopher, William J. Marciniak, Jacody Financial, Inc., The Fisher Group, and the Fisher Management Group, Inc. (collectively, the "Founders"). The Founders were security holders of MediQuik prior to the close of the Stock Purchase Agreement. A copy of the Voting Agreement is attached as Exhibit 9. The Voting Agreement will expire on August 29, 2001, at the latest. Pursuant to the Voting Agreement, MiraQuest and the Founders have agreed to vote their shares together in electing the Board of Directors. The Company has seven Directors. MiraQuest and the Founders have agreed to vote their shares together in order to elect two Directors nominated by MiraQuest and five Directors nominated by the Founders. The Voting Agreement does not extend to any other issues.

      In total, 20,281,108 shares are potentially subject to the Voting Agreement, which represents approximately 82.4% of the issued and issuable Common shares of MediQuik as of

August 31, 2000 together with the number of shares issued to MiraQuest under the Stock Purchase Agreement and those shares that would be issued if the Warrant held by MiraQuest Ventures, LLC were fully exercised; if the stock options granted to Grant M. Gables, R. Craig Christopher, and, Howard B. Butler, Jr. were fully exercised; and if the Warrant held by Howard B. Butler, Jr. were fully exercised as of the date of this filing. If the number of shares subject to the Voting Agreement are calculated without consideration of warrants and stock options held by MiraQuest and the Founders, then only 19,374,245 shares are subject to the Voting Agreement, or 81.7% of the issued and issuable Common stock of the Company.

(b) No portion of the Warrant issued to MiraQuest by MediQuik shall be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution. Stock Options granted to Grant M. Gables, Howard B. Butler, Jr., and R. Craig Christopher will not be transferable other than by will or the laws of descent and distribution and will be exercisable during their respective lifetimes only by the optionee. The warrant issued to Howard B. Butler, Jr. is transferable, but he has no plans to transfer the warrant. Other than a change of control resulting from the termination of the Voting Agreement or a change of control that might result from the transfer of options or warrants as detailed above, there are no arrangements known to MediQuik, including any pledge by any person of securities of MediQuik or by MiraQuest, the operation of which may at a subsequent date result in a change of control.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On September 1, 2000, pursuant to the Stock Purchase Agreement dated June 30, 2000, by and among the Company and MiraQuest, the Company acquired 7,251,600 membership units of MiraQuest and $2,000,000 cash, part of which includes the cancellation of $1,300,000 in loans previously made by MiraQuest to MediQuik. MiraQuest also agreed to provide sufficient capital to enable the Company to meet the minimum net assets under NASD Rule 4310 for initial inclusion in the Nasdaq Small Cap Stock Market. MiraQuest is obligated to provide the net assets through March 31, 2001. As consideration for the foregoing, MiraQuest received 7,048,996 shares of the Company's Common stock and 513,266 shares of the Company's Series A Preferred stock. MiraQuest also received a warrant to purchase up to 650,000 shares of the Company's Common stock, exercisable for $0.60 per share for 10 years. If the remaining $700,000 owed by MiraQuest to MediQuik is not paid by December 31, 2000, then a certain number of the shares of the Series A preferred stock and the membership units of MiraQuest exchanged in the transaction will be forfeited pursuant to Section 1.7 of the Stock Purchase Agreement.

      The Company's Common stock was increased from 25,000,000 to 50,000,000 in anticipation of the transaction with MiraQuest by amendment filed with the Delaware Secretary of State on August 30, 2000 pursuant to approval by a written consent of more than a majority of the shareholders of the Company, as more fully described in the Definitive 14C filed with the Securities and Exchange Commission on August 8, 2000. A copy of the amendment is attached as Exhibit 3(i)-c. At the time of the MiraQuest transaction, the Company's Common stock issued to MiraQuest as part of the transaction was authorized but unissued. The Company's Series A preferred shares were previously authorized blank check preferred stock. The Designation (described above in Item 1 above) is attached hereto as Exhibit 3(i)-b. Based upon a valuation by Howard Frazier Barker Elliott, Inc. which issued a Fairness Opinion Letter on August 28, 2000 in relation to the transaction, the intrinsic value of the MediQuik stock provided as consideration to MiraQuest is between $8.0 Million and $9.4 Million, and the intrinsic value of the MiraQuest units and cash provided as consideration to MediQuik is $9.4 Million and $11.8 Million. The Fairness Opinion Letter is attached hereto as Exhibit 99(i)-b. Prior to the completion of the stock transaction between the Company and MiraQuest, MiraQuest had received subscriptions of 33,845,697 units of MiraQuest. After completion of the stock purchase, the Company owns approximately 17.6% of the MiraQuest's membership units currently subscribed.

      In anticipation of the close of the Stock Purchase Agreement, Gene Kusmierz and Keith Fletcher have been appointed pursuant to the Bylaws of the Company as Directors of MediQuik until the next annual meeting of the stockholders of MediQuik. Pursuant to the Voting Agreement, it is expected that Gene Kusmierz will be elected as director at the next annual meeting to the class of directors with a term expiring at the second annual meeting of stockholders after June 30, 2000, and Keith Fletcher will be elected to the class of directors with a term expiring at the third annual meeting of stockholders after June 30, 2000. Keith Fletcher is currently a Manager and Chief Executive Officer of MiraQuest. Gene Kusmierz is a Director of Everfill.com, LLC, in which MiraQuest has an investment, and since the inception of Everfill.com, LLC, has performed the duties of Director of Corporate Development. As a result of the closing of the Stock Purchase Agreement, MediQuik is now a majority-owned subsidiary of MiraQuest.

Item 7.  FINANCIAL INFORMATION

(a)(i) Financial Statements of MiraQuest will be filed within sixty days of this filing by amendment.

(b) Pro forma financial information of the business combination will be filed within sixty days of this filing by amendment.

(c)    Exhibits.

       Exhibit 2         Stock Purchase Agreement
       Exhibit 3(i)-a    Certificate of Incorporation
       Exhibit 3(i)-b    Certificate of Designation
       Exhibit 3(i)-c    Certificate of Amendment to Certificate of
                         Incorporation
       Exhibit 4(i)      Warrant Agreement
       Exhibit 9         Voting Agreement
       Exhibit 23(ii)-a  Consent of Adams and Reese, LLP
       Exhibit 23(ii)-b  Consent of Howard B. Butler, Jr.
       Exhibit 23(ii)-c  Consent of Howard Frazier Barker Elliott, Inc.
       Exhibit 99(i)-a   Opinion of Howard B. Butler, Jr.
       Exhibit 99(i)-b Fairness Opinion Letter of Howard Frazier Barker Elliott, Inc.
       Exhibit 99(i)-c   Opinion of Adams and Reese, LLP

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 9/18/2000
       -----------------------------

                                    MEDIQUIK SERVICES, INC.


                                    By:   /s/ Robert Teague, M.D.
                                          ------------------------
                                          Robert Teague, M.D., CEO

                                INDEX TO EXHIBITS

Exhibit 2         Stock Purchase Agreement
Exhibit 3(i)-a    Certificate of Incorporation
Exhibit 3(i)-b    Certificate of Designation
Exhibit 3(i)-c    Certificate of Amendment to Certificate of Incorporation
Exhibit 4(i)      Warrant Agreement
Exhibit 9         Voting Agreement
Exhibit 23(ii)-a  Consent of Adams and Reese, LLP
Exhibit 23(ii)-b  Consent of Howard B. Butler, Jr.
Exhibit 23(ii)-c  Consent of Howard Frazier Barker Elliott, Inc.
Exhibit 99(i)-a   Opinion of Howard B. Butler, Jr.
Exhibit 99(i)-b   Fairness Opinion Letter of Howard Frazier Barker Elliott, Inc.
Exhibit 99(i)-c   Opinion of Adams and Reese, LLP